Exhibit 99.1

Alliance Semiconductor Announces Termination of Chief Financial Officer and
Appointment of Interim Chief Financial Officer

SANTA CLARA, Calif.—(BUSINESS WIRE)—July 11, 2005—Alliance Semiconductor Corporation (Nasdaq:ALSC), a leading worldwide provider of analog and mixed signal products, high-performance memory products, connectivity and networking solutions for the communications, computing, embedded, industrial and consumer markets, today announced that the Board of Directors of the Company terminated Jeff Parsons, the former Vice President, Finance and Administration, and Chief Financial Officer of the Company, after Mr. Parsons admitted to conduct that the Company believes violated his contractual and other obligations to the Company regarding the disclosure of confidential information to a third party. The Board appointed N. Damodar Reddy, the Chairman, President and Chief Executive Officer of the Company, as the interim Chief Financial Officer until a permanent Chief Financial Officer is found.